UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2016

Headwaters Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-32459	87-0547337
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

10701 South River Front Parkway, Suite 300
South Jordan, UT	84095
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (801) 984-9400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This report contains forward-looking statements relating to Headwaters’ operations that are based on management’s current expectations, estimates and projections about the industries in which Headwaters operates. Words such as “may,” “should,” “anticipates,” “expects,” “intends,” “plans,” “targets,” “forecasts,” “projects,” “believes,” “seeks,” “schedules,” “estimates,” “budgets,” “goals,” “outlook” and similar expressions are intended to help identify such forward-looking statements. Forward-looking statements include Headwaters’ expectations as to the managing and marketing of coal combustion products, the production and marketing of building products, the sales to oil refineries of residue hydrocracking catalysts, the development, commercialization, and financing of new products and other strategic business opportunities and acquisitions, and other information about Headwaters which are not purely historical by nature, including those statements regarding Headwaters’ future business plans, the operation of facilities, the availability of feedstocks, and the marketability of the coal combustion products, building products and catalysts. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, many of which are beyond the Company’s control and are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this report. Unless legally required, Headwaters undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ materially from those in the forward-looking statements are: changing feedstock and energy prices; actions of competitors or regulators; technological developments; potential disruption of the Company’s production facilities, transportation networks and information technology systems due to war, terrorism, malicious attack, civil accidents, political events, civil unrest or severe weather; potential environmental liability or product liability under existing or future laws and litigation; potential liability resulting from other pending or future litigation; changed accounting rules under generally accepted accounting principles promulgated by rule-setting bodies; and the factors set forth under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K, quarterly reports on Form 10-Q and other periodic reports. In addition, such results could be affected by general domestic and international economic and political conditions and other unpredictable or unknown factors not discussed in this report which could have material adverse effects on forward-looking statements.

Item 1.01.                                        Entry into a Material Definitive Agreement.

On June 30, 2016, Headwaters Incorporated (the “Company”) entered into Amendment No. 1 to its Term Loan Credit Agreement dated as of March 24, 2015 among the Company, as borrower, the guarantors party thereto from time to time, Deutsche Bank AG New York Branch, as administrative agent and each lender from time to time party thereto (the “Amendment”).  Pursuant to the Amendment (attached as Exhibit 4.2.1), the applicable margin at which the term loan extended thereunder bears interest was reduced by 0.50% per annum, to 3.00% per annum in the case of eurocurrency loans and 2.00% per annum in the case of alternate base rate loans.

Item 8.01.                                        Other Events.

On July 1, 2016, Headwaters redeemed $47.25 million of its 71/4% Senior Notes, unsecured debt which is due in 2019 (the “Notes”), in accordance with the terms of the Notes and the Indenture, dated as of December 10, 2013 by and among Headwaters, the guarantors party thereto and Wilmington Trust, National Association, as trustee. Following the partial redemption of the Notes, $99.0 million aggregate principal amount of the Notes remain outstanding. The partial redemption of the Notes was completed at a redemption price equal to 103.625% of the principal amount thereof.

More details about the above transactions are provided in the attached press release included in this filing as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits.

(d)                                 Exhibits.

4.2.1                                                                     Amendment No. 1 to Term Loan Credit Agreement dated as of June 30, 2016 among Headwaters, the guarantors party thereto, and Deutsche Bank as administrative agent

99.1                                                                        Press release announcing Redemption of $47.25 Million of 71/4% Senior Notes and Repricing of Senior Term Debt

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:                                  July 6, 2016

HEADWATERS INCORPORATED
(Registrant)

By:	/s/ Kirk A. Benson
Kirk A. Benson
Chief Executive Officer
(Principal Executive Officer)